UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2007

PAY88, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51793 (Commission File Number)	20-3136572 (IRS Employer Identification No.)

1053 North Barnstead Road
Barnstead, NH 03225
(Address of Principal Executive Offices, Zip Code)

(603) 776-6044
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 3, 2007, Pay 88, Inc., a Nevada corporation (the “Registrant”) issued 14,000,000 shares of common stock upon conversion of 5,000,000 shares of our Series A Convertible Preferred Stock that the Registrant issued to the two shareholders of Chongqing Qianbao Technology Ltd. (“Qianbao”) in September 2006 as consideration for the acquisition of Qianbao. Each share of Series A Preferred Stock was converted into 2.8 shares of the Registrant’s common stock. The Registrant was required to cause the conversion of its Series A Convertible Preferred Stock pursuant to the Subscription Agreements the Registrant entered into with 3 accredited investors on September 12, 2007. As a result of the conversion of the Series A Convertible Preferred Stock into the Registrant’s common stock, the Registrant now has 32,100,000 shares of common stock issued and outstanding as of the date of this Current Report. The issuance of the common stock upon the conversion of the Series A Preferred Stock was exempt from registration pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAY88, INC.

By:	/s/ Guo Fan
Name: Guo Fan
Title: President and Chief Executive Officer

Date: October 11, 2007